EXHIBIT 99.3

INDEX TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS OF CENTRALITY COMMUNICATIONS , INC. AND SUBSIDIARIES

CENTRALITY COMMUNICATIONS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2007	2006
	(Unaudited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$9,917,242	$8,657,874
Accounts receivable, net	3,568,881	3,016,373
Inventories — finished goods	1,178,327	2,348,729
Prepaid expenses and other current assets	716,182	708,224

Total current assets	15,380,632	14,731,200

PROPERTY AND EQUIPMENT — Net	1,780,862	1,865,655

OTHER ASSETS	326,179	482,905

TOTAL	$17,487,673	$17,079,760

LIABILITIES AND SHAREHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Accounts payable	$1,005,259	$2,070,577
Accrued liabilities	2,817,854	2,278,816
Deferred income	577,538	483,420
Bank notes payable — current portion	1,166,667	—

Total current liabilities	5,567,318	4,832,813

NONCURRENT LIABILITIES — Long-term liabilities	2,130,870	25,533

COMMITMENTS

REDEEMABLE CONVERTIBLE PREFERRED STOCK	50,202,982	50,194,530

SHAREHOLDERS’ DEFICIT	(40,413,497)	(37,973,116)

TOTAL	$17,487,673	$17,079,760

See accompanying Notes to Condensed Consolidated Financial Statements.

CENTRALITY COMMUNICATIONS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended March 31,
	2007	2006
REVENUE	$5,953,533	$3,821,825
COST OF REVENUE	3,583,012	1,996,384

GROSS MARGIN	2,370,521	1,825,441

OPERATING EXPENSES:
Research and development	2,975,891	2,639,939
Sales and marketing	960,958	803,383
General and administrative	1,189,311	704,858

Total operating expenses	5,126,160	4,148,180

LOSS FROM OPERATIONS	(2,755,639)	(2,322,739)
INTEREST INCOME	83,653	211,633
INTEREST EXPENSE	(4,666)	—
OTHER INCOME (EXPENSES)	(31,291)	(169,624)

LOSS BEFORE PROVISION FOR INCOME TAXES	(2,707,943)	(2,280,730)
PROVISION FOR INCOME TAXES	8,172	2,379

NET LOSS	$(2,716,115)	$(2,283,109)

See accompanying Notes to Condensed Consolidated Financial Statements.

CENTRALITY COMMUNICATIONS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended March 31,
	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(2,716,115)	$(2,283,109)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	178,525	93,774
Loss on disposal of equipment	—	681
Employee share-based compensation expense	148,215	75,890
Changes in operating assets and liabilities:
Accounts receivable	(552,508)	8,556
Inventories	1,170,402	(1,439,470)
Prepaid and other assets	148,768	(516,342)
Accounts payable	(1,065,318)	(112,800)
Accrued and other liabilities	528,497	(880,835)

Net cash used in operating activities	(2,159,534)	(5,053,655)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of short-term investments	—	(1,108,402)
Purchase of property and equipment	(93,017)	(485,410)

Net cash used in investing activities	(93,017)	(1,593,812)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowing from bank notes payable	3,500,000	—
Repayment of bank notes payable	—	(69,892)
Proceeds from issuance of common stock	11,919	42,694

Net cash provided by (used in) financing activities	3,511,919	(27,198)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	1,259,368	(6,674,665)

CASH AND CASH EQUIVALENTS:
Beginning of period	8,657,874	14,083,107

End of period	$9,917,242	$7,408,442

NONCASH INVESTING AND FINANCING ACTIVITIES:
Issuance of Series D-1 preferred stock warrants for credit facilities	$124,052	$—

See accompanying Notes to Condensed Consolidated Financial Statements.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION

The accompanying unaudited condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, Shanghai Centrality Communications (formally Shanghai PalmMicro Communications, Co. Ltd.) in China, Centrality Ltd. (previously known as PalmMicro International Ltd), Cayman Islands, and Centrality LLC in Korea. All intercompany transactions and balances have been eliminated upon consolidation.

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) for interim financial information and in accordance with the rules and regulations of the SEC. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, these condensed consolidated financial statements reflect all adjustments (consisting of normal recurring adjustments) that are necessary for a fair presentation of the results for and as of the periods shown. Certain information or footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission. These financial statements should be read in conjunction with the financial statements and related notes for the year ended December 31, 2006 included elsewhere in this Form 8-K/A.

Adoption of Recent Accounting Pronouncements

Accounting for Uncertainty in Income Taxes

Effective January 1, 2007, Centrality adopted Financial Interpretation No. (FIN) 48, Accounting for Uncertainty in Income Taxes. FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of uncertain tax positions taken or expected to be taken in a company’s income tax return, and also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 utilizes a two-step approach for evaluating uncertain tax positions accounted for in accordance with SFAS No. 109. Step one, Recognition, requires a company to determine if the weight of available evidence indicates that a tax position is more likely than not to be sustained upon audit, including resolution of related appeals or litigation processes, if any. Step two, Measurement, is based on the largest amount of benefit, which is more likely than not to be realized on ultimate settlement. The cumulative effect of adopting FIN 48 on January 1, 2007 is recognized as a change in accounting principle, recorded as an adjustment to the opening balance of accumulated deficit on the adoption date. As a result of the implementation of FIN 48, Centrality has made no adjustments to retained earnings related to the adoption and anticipates no significant changes to the amount of unrecognized tax benefits in the next 12 months.

Upon adoption of FIN 48, the Company elected to include interest and penalties related to unrecognized tax benefits within the Company’s provision for (benefit from) income taxes. As of the date of adoption of FIN 48, the Company did not have any accrued interest or penalties associated with unrecognized tax benefits, nor was any interest expense recognized during the quarter.

The Company’s total amounts of unrecognized tax benefits as of January 1, 2007 (adoption date) was $1.2 million, of which $1.2 million, if recognized, would affect the Company’s effective tax rate. As of March 31, 2007, the Company’s total amount of unrecognized tax benefits was $1.2 million, of which $1.2 million, if recognized, would affect Centrality’s effective tax rate. The Company recognized a net amount of $1.2 million in unrecognized tax benefits against its long term deferred tax assets in its condensed consolidated balance sheets as the benefit relates to attribute carryovers.

As of March 31, 2007, the Company does not anticipate that the amount of unrecognized tax benefits relating to tax positions existing at March 31, 2007 will significantly increase or decrease within the next 12 months. The Company estimates that the total amount of unrecognized tax benefits will not materially increase over the next three months. The Company is not aware of any other unrecognized tax benefits that would significantly change in the next twelve months.

Although the Company files U.S. federal, U.S. state, and foreign tax returns, the Company’s only major tax jurisdiction is the United States and its 1999 – 2006 tax years remain subject to examination by the various taxing authorities or jurisdictions.

2. BANK LOAN

In March 2007, the Company borrowed $3,500,000 from the Growth Capital Loan with Gold Hill and SVB. Warrants to purchase an additional 109,998 shares of Series D-1 preferred stock at $1.552 per share were issued in connection with this borrowing.

3. SHAREHOLDERS’ DEFICIT

In January 2007, the Company issued 526,000 shares of common stock options to its employees with an exercise price of $0.63 per share.

4. SUBSEQUENT EVENTS

In May 2007, the Company issued 1,559,000 shares of common stock options to its employees with an exercise price of $0.88 per share.

In June 2007, SiRF Technology Holdings, Inc. (NASDAQ: SIRF), signed a definitive agreement to acquire the Company for a total estimated purchase price of $283 million in stock and cash. If the acquisition is not consummated, the Company has the right to borrow, under certain conditions, $15 million from SiRF Technology Holdings, Inc. in the form of convertible notes. The convertible notes will bear interest at prime rate and be convertible into preferred stock of the Company at the option of the holder. The conversion rate is to be determined based on a pre-money valuation of the Company which is equal to the lower of pre-money valuation of the next round of financing or $175 million immediately prior to conversion. Any borrowings are repayable in two years if the notes are not otherwise converted to preferred stock of the Company.

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